UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 22, 2017

CORE LABORATORIES N.V.
(Exact name of registrant as specified in its charter)
001-14273
(Commission File Number)

The Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Strawinskylaan 913
Tower A, Level 9
1077 XX Amsterdam
The Netherlands	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (31-20) 420-3191

Check the appropriate below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07 Submission of Matters to a Vote of Security Holders
Core Laboratories N.V. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) on May 18, 2017 in Amsterdam, The Netherlands. At the Annual Meeting, the Company's shareholders were requested: (1) To re-elect two Class I Supervisory Directors to serve under the terms and conditions described within the proxy statement until our annual meeting in 2020 and until their successors shall have been duly elected and qualified; (2) To amend Article 20, paragraph 5(ii), of our Articles of Association to allow for any future amendments to the Articles of Association which are proposed by the board of management and which proposal is approved by the board of supervisory directors, to be passed with an absolute majority of votes cast, without regard to the number of shares represented at the meeting; (3) To appoint KPMG, including its U.S. and Dutch affiliates, (collectively, "KPMG") as Core Laboratories N.V.'s independent registered public accountants for the year ending December 31, 2017; (4) To approve, on an advisory basis, the compensation philosophy, policies and procedures described in the section entitled Compensation Discussion and Analysis in our filed proxy statement, and the compensation of Core Laboratories N.V.'s named executive officers as disclosed pursuant to the Security and Exchange Commission's compensation disclosure rules, including the compensation tables; (5) To confirm and adopt our Dutch Statutory Annual Accounts in the English language for the fiscal year ended December 31, 2016, following a discussion of our Dutch Report of the Management Board for that same period; (6) To approve and resolve the cancellation of our repurchased shares held at 12:01 a.m. CEST on May 18, 2017; (7) To approve and resolve the extension of the existing authority to repurchase up to 10% of our issued share capital from time to time for an 18-month period, until November 18, 2018, and such repurchased shares may be used for any legal purpose; (8) To approve and resolve the extension of the authority to issue shares and/or to grant rights (including options to purchase) with respect to our common and preference shares up to a maximum of 10% of outstanding shares per annum until November 18, 2018; and (9) To approve and resolve the extension of the authority to limit or exclude the preemptive rights of the holders of our common shares and/or preference shares up to a maximum of 10% of outstanding shares per annum until November 18, 2018. Each of these items is more fully described in the Company's Proxy Statement filed on March 24, 2017.
Given that more than 50% of the issued share capital was present and represented at the meeting, item numbers 1, 3, 4, 5, 6, 7, 8 and 9 could be approved by the affirmative vote of a majority of votes cast and item no. 2 could be approved with the affirmative vote of a two-thirds majority. All items were approved and the certified results of the matters voted upon at the Annual Meeting are as follows:

Proposal No. 1 - Re-Election of Class I Supervisory Directors: The re-election of each Class I supervisory director was approved as follows:

Nominee	For	Withheld	Broker Non-Votes

David M. Demshur	33,588,078	2,448,225	—
Jan Willem Sodderland	35,640,406	395,897	—

Proposal No. 2 - To Allow Future Amendments to Pass with an Absolute Majority: The amendment to allow future amendments to pass with an absolute majority was approved as follows:

For	Against	Abstentions	Broker Non-Votes

26,509,933	9,437,706	88,664	—

Proposal No. 3 - The Appointment of KPMG as Independent Registered Public Accountant: The appointment of KPMG as the independent registered public accountant was approved as follows:

For	Against	Abstentions	Broker Non-Votes

35,828,511	48,406	159,386	—

Proposal No. 4 - Approve the Compensation of the Company's Executive Officers: The Company's compensation philosophy, policies and procedures and the compensation of the Company's named executive officers were approved as follows:

For	Against	Abstentions	Broker Non-Votes

33,614,931	2,240,585	180,787	—

Proposal No. 5 - Confirm and Adopt the Dutch Statutory Annual Accounts: The confirmation and adoption of the Company's Dutch Statutory Annual Accounts in the English language for the fiscal year ended December 31, 2016 was approved as follows:

For	Against	Abstentions	Broker Non-Votes

35,818,996	17,714	199,593	—

Proposal No. 6 - Approve and Resolve the Cancellation of Repurchased Shares: The cancellation of the Company's repurchased shares held by the Company in its name at 12:01 a.m. CEST on May 18, 2017 was approved as follows:

For	Against	Abstentions	Broker Non-Votes

35,829,823	27,788	178,692	—

Proposal No. 7 - Approve Extension - Repurchase of Issued Share Capital to 18 Months: The extension of the existing authority to repurchase up to 10% of the Company's issued share capital from time to time until November 18, 2018 was approved as follows:

For	Against	Abstentions	Broker Non-Votes

35,801,126	56,034	179,143	—

Proposal No. 8 - Approve Extension to Issue Shares and/or Grant Rights: The extension of the authority to issue shares and/or to grant rights (including options to purchase) with respect to the Company's common and preference shares up to a maximum of 10% of outstanding shares per annum until November 18, 2018 was approved as follows:

For	Against	Abstentions	Broker Non-Votes

35,693,135	165,443	177,725	—

Proposal No. 9 - Approve Extension to Limit or Exclude Preemptive Rights: The extension of the authority to limit or exclude the preemptive rights of the holders of the Company's common shares and/or preference shares up to a maximum of 10% of outstanding shares per annum until November 18, 2018 was approved as follows:

For	Against	Abstentions	Broker Non-Votes

34,783,344	1,057,126	195,833	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Laboratories N.V.

Dated: May 22, 2017	By	/s/ Richard L. Bergmark
Richard L. Bergmark
Chief Financial Officer